UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): AUGUST 8, 2003



                                 INTERACTIVECORP
               (Exact name of Registrant as specified in charter)



         DELAWARE                   0-20570                  59-2712887
(State or other jurisdiction        (Commission File         (IRS Employer
of incorporation)                         Number)            Identification No.)



                    152 WEST 57TH STREET, NEW YORK, NY              10019
               (Address of principal executive offices)         (Zip Code)



               Registrant's telephone number, including area code:
                                 (212) 314-7300

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  Pursuant to an Agreement and Plan of Merger, dated as of May 5, 2003 (the "Merger Agreement"), by and among InterActiveCorp ("IAC"), formerly USA Interactive, Forest Merger Corp., a Delaware corporation and wholly owned subsidiary of IAC ("Forest Merger Corp."), and LendingTree, Inc., a Delaware corporation ("LendingTree"), IAC on August 8, 2003 completed its acquisition of LendingTree through the merger of Forest Merger Corp. with and into LendingTree, with LendingTree surviving as a subsidiary of IAC (the "Merger").

                  In the Merger, each outstanding share of common stock, par value $0.01 per share, of LendingTree ("LendingTree Common Stock") (other than LendingTree Common Stock (i) held by LendingTree as treasury stock or (ii) owned by IAC immediately prior to completion of the Merger) was converted into the right to receive (i) 0.6199 (the "Exchange Ratio") of a share of common stock, par value $0.01 per share, of IAC ("IAC Common Stock") and (ii) cash instead of any fractional share of IAC Common Stock. Pursuant to the Merger Agreement, each outstanding share of Series A 8% Convertible Preferred Stock, par value $0.01 per share, of LendingTree ("LendingTree Preferred Stock") (other than LendingTree Preferred Stock (i) held by LendingTree as treasury stock, (ii) owned by IAC immediately prior to the completion of the Merger or (iii) as to which appraisal rights are perfected under Delaware law) was converted into the right to receive (i) the number of shares of IAC Common Stock that each share of LendingTree Preferred Stock would have had a right to receive under the Merger Agreement had such LendingTree Preferred Stock been converted into LendingTree Common Stock immediately before the completion of the Merger, and (ii) cash instead of any fractional share of IAC Common Stock that would otherwise be issued. Pursuant to the Merger Agreement, all outstanding stock options and warrants granted by LendingTree are no longer exercisable for shares of LendingTree Common Stock but, instead, are exercisable for shares of IAC Common Stock based on the Exchange Ratio, as set forth in the Merger Agreement.

                  Please see the full text of IAC's press release, filed as
Exhibit 99.1 hereto, which is incorporated herein by reference.

                  IAC filed a registration statement on Form S-4 (File No. 333-105876) (the "Registration Statement"), as amended, registering under the Securities Act of 1933, as amended, the shares of IAC Common Stock issued or reserved for issuance in connection with the Merger. The Registration Statement contains additional information about the Merger.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

         (c) Exhibits.

         99.1            Press Release dated August 8, 2003.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          INTERACTIVECORP


                                          By:       /s/ Dara Khosrowshahi
                                             -----------------------------------
                                          Name:     Dara Khosrowshahi
                                          Title:    Executive Vice President and
                                                    Chief Financial Officer

  Date:  August 8, 2003



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                                  EXHIBIT INDEX

         Exhibit No.                Description
         ___________                ___________

         99.1                       Press Release dated August 8, 2003.